UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):
May 19, 2015

Bank of Commerce Holdings

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-25135	94-2823865
(Commission File Number)	IRS Employer Identification No.

1901 Churn Creek Road
Redding, California 96002
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (530) 722-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2015, the Board of Directors (the “Board”) of Bank of Commerce Holdings (“BOCH” or the “Company”) adopted Amended and Restated Bylaws of the Company (the “Amended Bylaws”). The Amended Bylaws became effective immediately. The purpose of the Amended Bylaws is to reflect changes to applicable corporate law and the Company’s growing operations over the passage of time, including, among other things, fixing certain clerical errors, updating certain sections to be consistent with the provisions of the California Corporations Code, as presently in effect, and updating the provisions pertaining to officers to reflect their current duties.

The foregoing summary description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws. This description should be read in conjunction with the Amended Bylaws, a copy of which is filed as Exhibit 3.1 to this Form 8-K and is hereby incorporated by reference.

Item 5.05     Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

As part of its regular review of BOCH’s corporate governance policies, on May 19, 2015, the Company's Board adopted and approved a separate Code of Ethics for Senior Financial Officers (the “Code”). The Code became effective immediately.

The Code is intended to conform the Code to the express language and requirements of (i) Item 406(b)(2) of Regulation S-K (to promote full, fair, accurate, timely and understandable disclosure); (ii) Item 406(b)(4) of Regulation S-K (to promote the prompt internal reporting of violations of the Code to the appropriate person(s) identified in the Code); and (iii) Nasdaq Rule 5610 that requires Nasdaq-listed companies to adopt a code of conduct that complies with Section 406(c) of the Sarbanes-Oxley Act of 2002 (by expressly providing an enforcement mechanism).

The description of the Code contained in this report is qualified in its entirety by reference to the full text of the Code filed as Exhibit 14.1 to this Form 8-K. The Code is available in the Governance Documents section of the Company's website at www.bankofcommerceholdings.com.

Item 5.07     Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on May 19, 2015. There were 13,362,290 shares outstanding and entitled to vote at the Annual Meeting; of those shares, 10,335,710 were present in person or by proxy. The following matters were voted upon at the Annual Meeting:

1.	Proposal No. 1, the election of nine members to the Board of Directors to serve until the 2016 Annual Meeting or until their successors have been elected and qualified;

2.	Proposal No. 2, ratification of the selection of Moss Adams, LLP as the Company’s independent registered public accounting firm for 2015;

3.	Proposal No. 3, an advisory (non-binding) resolution to approve named executive officer compensation.

The following is a summary of the voting results for the matters voted upon by the shareholders.

Proposal No. 1 – Election of Directors

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Orin N. Bennett	5,886,179	562,302	3,887,229
Gary R. Burks	6,069,127	379,354	3,887,229
Randall S. Eslick	6,146,022	302,459	3,887,229
Joseph Q. Gibson	6,203,917	244,564	3,887,229
Jon W. Halfhide	5,872,977	575,504	3,887,229
Linda J. Miles	6,147,482	300,999	3,887,229
David H. Scott	6,147,782	300,699	3,887,229
Terence J. Street	4,120,765	2,327,716	3,887,229
Lyle L. Tullis	6,147,522	300,959	3,887,229

Proposal No. 2 – Ratification of the Selection of Moss Adams, LLP as the Company’s Independent Registered Public Accounting Firm for 2015

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,152,573	79,461	103,676	0

Proposal No. 3 – Advisory (Non-Binding) Resolution to Approve Named Executive Officer Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,365,418	610,373	472,690	3,887,229

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

3.1       Amended and Restated Bylaws, dated May 19, 2015

14.1     Code of Ethics for Senior Financial Officers, dated May 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 21, 2015
/s/ James A. Sundquist
By: James A. Sundquist
Executive Vice President - Chief Financial Officer

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